Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Record Q3 2019 Revenue of $17.0 Million

First full quarter with AVOD business Crackle Plus drives record top line results

COS COB, CT – November 14, 2019 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), a growing media company building advertising-supported video-on-demand (AVOD) networks and a provider of video content for all screens, today announced its financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Total revenue of $17.0 million, compared to $6.6 million in the year-ago period
•	Net loss of $13.3 million; with a net loss of $12.4 million before preferred dividends, compared to a net loss of $0.2 million in the year-ago period and a net income of $0.2 million before preferred dividends
•	Adjusted EBITDA was a loss of $0.4 million, compared to positive adjusted EBITDA of $3.4 million in the year-ago period
•	Online networks, which includes Crackle, Popcornflix and Pivotshare, generated $14.4 million in revenue compared to $1.8 million in the year-ago period

Recent Business Highlights

•	Crackle Plus delivers solid results in first full quarter
•	New Crackle original series, ‘Going From Broke’ drives unprecedented engagement
•	Launched Landmark Studio Group in partnership with entertainment industry veteran David Ozer
•	Foresight film library acquisition expands Screen Media library and enhances distribution capabilities

“Our record third quarter results show the early promise of our transformation of our company into a leading AVOD network operator,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “Crackle Plus is performing as expected, and our new original series ‘Going From Broke’ provides initial evidence of our growing network reach and engagement potential. We are also reinventing our distribution and production business to support our networks under a capital-light model focused on innovative studio launches, library content acquisitions and sponsor-funded original productions. We already see significant positive business momentum in the fourth quarter, where we expect to see a combination of all our primary strategic pieces in place for the first time, setting the stage for potentially significant growth in 2020.”

Gross profit for the quarter ended September 30, 2019 was $3.2 million, or 19% of net revenue, compared to $4.0 million, or 62% of net revenue for the year-ago period. The reduction in the percentage of gross profit was a result of an increase in online networks revenue which has a lower gross profit percentage.

Operating loss for the quarter ended September 30, 2019 was $9.6 million compared to an operating income of $0.9 million for the year-ago period. The quarterly operating loss reflects certain non-cash or one-time expenses including $4.7 million in non-cash amortization, $1.6 million of transitional expenses related to the Crackle Plus joint venture, and $1.2 million in film library amortization. If such expenses were excluded from SG&A or cost of revenue, the company would have reported a quarterly operating loss of $2.1 million.

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Net loss was $13.3 million, or $1.11 per share, compared to a net loss of $0.2 million, or $0.02 per share in the prior-year third quarter. Excluding preferred dividends, the net loss in the third quarter of 2019 would have been $12.4 million, or approximately $1.03 per share, compared to net income of $0.2 million, or $0.02 per share last year.

Adjusted EBITDA for the quarter ended September 30, 2019 was a loss of $0.4 million, compared to $3.4 million in the same period last year.

As of September 30, 2019, the company had $6.2 million of cash and cash equivalents compared to $7.2 million as of December 31, 2018, and outstanding debt of $16.0 million as of September 30, 2019 compared to $7.9 million as of December 31, 2018.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see "Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Conference Call Information

•	Date, Time: Thursday, November 14, 2019, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 4392318
•	A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Reference ID: 4392318

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nadsaq: CSSE) is a growing media company building and acquiring streaming video-on-demand networks (VOD) that provide content for all screens. The company owns a majority stake in Crackle Plus, a joint venture with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces long and short-form original content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and through APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

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Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2019, as amended April 30, 2019 and June 4, 2019) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS Taylor Krafchik Ellipsis CSSE@ellipsisir.com 646-776-0886	MEDIA CONTACT Kate Barrette RooneyPartners LLC kbarrette@rooneyco.com (212) 223-0561

Tables Follow

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Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$6,194,964	$6,451,758
Restricted cash	—	750,000
Accounts receivable, net	27,731,931	12,841,099
Prepaid expenses	1,117,969	218,736
Inventory, net	291,917	262,068
Goodwill	17,466,681	2,537,079
Indefinite lived intangible assets	12,163,943	12,163,943
Intangible assets, net	47,081,028	2,971,637
Film library, net	31,997,384	25,338,502
Due from affiliated companies	7,010,065	1,213,436
Programming costs, net	13,961,506	12,790,489
Program rights	826,567	—
Deferred tax asset	—	452,000
Other assets, net	316,878	356,221
Total assets	$166,160,833	$78,346,968

LIABILITIES AND EQUITY
Current maturities of commercial loan	$3,200,000	$1,000,000
Commercial loan and revolving line of credit, net of unamortized deferred finance cost of $188,803 and $334,554, respectively	12,611,197	6,582,113
Accounts payable and accrued expenses	19,792,234	5,078,805
Ad Representation fees payable	8,421,104	—
Film library acquisition obligations	5,735,100	2,715,600
Programming Obligations	6,005,154	—
Accrued participation costs	1,308,575	1,539,139
Other liabilities	5,142,105	414,506
Deferred revenue	—	6,469
Total liabilities	62,215,469	17,336,632
Commitments and contingencies (Note 16)

Equity
Stockholder's Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 1,599,002 and 918,497 shares issued and outstanding, respectively, redemption value of $39,975,050 and $22,962,425, respectively	160	92
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 4,259,920 and 4,227,740 shares issued, 4,185,685 and 4,153,505 shares outstanding, respectively	425	421
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,813,938 and 7,817,238 shares issued and outstanding, respectively	782	782
Additional paid-in capital	88,077,143	59,360,583
Retained (deficit) earnings	(20,335,402)	2,281,187
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders’ equity	67,110,379	61,010,336
Subsidiary convertible preferred stock (Note 17)	36,350,000	—
Noncontrolling interests (Note 17)	484,985	—
Total Equity	103,945,364	61,010,336
Total liabilities and equity	$166,160,833	$78,346,968

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Chicken Soup for the Soul Entertainment, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018*	2019	2018*
Revenue:
Online networks	$14,383,659	$1,809,689	$25,128,001	$3,339,901
Television and film distribution	2,613,872	2,510,462	6,058,862	7,785,427
Television and short-form video production	48,557	2,283,933	596,252	4,720,094
Total revenue	17,046,088	6,604,084	31,783,115	15,845,422
Less: Television & film distribution returns and allowances	(255,394)	(107,300)	(828,785)	(553,294)
Net revenue	16,790,694	6,496,784	30,954,330	15,292,128
Cost of revenue	13,614,648	2,471,136	23,568,743	7,398,107
Gross profit	3,176,046	4,025,648	7,385,587	7,894,021
Operating expenses:
Selling, general and administrative	6,371,870	2,324,632	13,894,351	7,467,654
Amortization	4,695,522	149,596	5,631,136	197,751
Management and license fees	1,676,303	647,603	3,091,093	1,512,687
Total operating expenses	12,743,695	3,121,831	22,616,580	9,178,092
Operating (loss) income	(9,567,649)	903,817	(15,230,993)	(1,284,071)
Interest income	8,997	16,883	34,546	20,530
Interest expense	(195,881)	(133,121)	(483,363)	(251,939)
Loss on extinguishment of debt	(350,691)	—	(350,691)	—
Acquisition-related costs	(1,078,637)	(182,832)	(3,735,373)	(228,132)
(Loss) income before income taxes and preferred dividends	(11,183,861)	604,747	(19,765,874)	(1,743,612)
Provision for income taxes	1,248,000	375,000	557,000	579,000
Net (loss) income before noncontrolling interests and preferred dividends	(12,431,861)	229,747	(20,322,874)	(2,322,612)
Net (loss) attributable to noncontrolling interests	(37,473)	—	(36,960)	—
Net (loss) income attributable to Chicken Soup for the Soul Entertainment, Inc.	(12,394,388)	229,747	(20,285,914)	(2,322,612)
Less: Preferred dividends	929,387	422,779	2,330,675	422,779
Net (loss) available to common stockholders	$(13,323,775)	$(193,032)	$(22,616,589)	$(2,745,391)
Net (loss) per common share:
Basic and diluted	$(1.11)	$(0.02)	$(1.89)	$(0.23)

*	In accordance with ASC Subtopic 805-50 "Transactions between entities under common control", results of operations for the 2018 period have been retrospectively adjusted for the acquisition of A Plus on December 28, 2018 to furnish comparative information as required. The effects of intra-entity transactions have been eliminated as a part of the consolidation, where applicable.

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Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

	Three Months Ended September 30,
	2019	2018
Net loss available to common stockholders, as reported	$(13,323,775)	$(193,032)
Preferred dividends	929,387	422,779
Provision for income taxes	1,248,000	375,000
Other Taxes	54,590	—
Interest expense, net of interest income	186,884	116,238
Film library and program rights amortization, included in cost of revenue (non-cash)	1,369,874	1,033,983
Share-based compensation expense	303,205	243,592
Acquisition-related costs and other one-time consulting fees	1,078,637	527,832
Reserve for bad debt & video returns	722,729	574,355
Amortization	4,695,522	138,551
Loss on extinguishment on debt	350,691	—
Transitional Expenses (a)	1,634,771	—
All other nonrecurring costs	377,184	198,973
Adjusted EBITDA	$(372,301)	$3,438,271

	Nine Months Ended September 30,
	2019	2018
Net loss available to common stockholders, as reported	$(22,616,589)	$(2,745,391)
Preferred dividends	2,330,675	422,779
Provision for income taxes	557,000	579,000
Other Taxes	386,265	—
Interest expense, net of interest income	448,817	231,409
Film library and program rights amortization, included in cost of revenue (non-cash)	3,804,268	3,656,515
Share-based compensation expense	794,149	736,792
Acquisition-related costs and other one-time consulting fees	3,735,373	698,132
Reserve for bad debt & video returns	1,275,059	714,506
Amortization	5,631,136	197,751
Loss on extinguishment on debt	350,691	—
Transitional Expenses (a)	2,876,124	—
All other nonrecurring costs	564,239	296,251
Adjusted EBITDA	$137,207	$4,787,744

(a)	Represents transitional acquisition related expenses primarily associated with the Crackle Plus business combination. Costs include primarily non recurring payroll and related expenses and redundant non recurring technology costs incurred to transition the acquired business.

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